                                                                      EXHIBIT 99



                                 (PRESS RELEASE)

Contact:  Robert W. Krick                           For Release:  April 30, 2003
          610-337-1000, ext. 3141                                 Immediate



AMERIGAS PARTNERS REPORTS SIGNIFICANT INCREASE IN EARNINGS

VALLEY FORGE, Pa., April 30 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income for the Partnership's second quarter of fiscal 2003 ended March 31, 2003 of $89,876,000, or $1.80 per limited partner unit, compared to $81,989,000, or $1.64 per limited partner unit, in the same period last year. Results for the March 2003 quarter include a loss of $3,023,000, or $0.06 per limited partner unit, related to a refinancing of certain debt as previously reported.

For the three months ended March 31, 2003, retail volumes sold rose 8.3% to a second quarter record 393.4 million gallons versus 363.4 million gallons sold in the prior-year period. Weather was essentially normal during the recent quarter compared to weather that was approximately 8.5% warmer than normal in the prior-year period according to the National Oceanic and Atmospheric Administration. Earnings before interest expense, income taxes, depreciation and amortization, equity investee income, loss on debt extinguishments and minority interests (EBITDA) were $134,084,000 in the fiscal 2003 period compared to $120,850,000 a year ago. Operating income was $115,547,000 in the most recently completed quarter compared to $104,644,000 in the 2002 quarter.

Lon R. Greenberg, chairman of AmeriGas, said, "We are pleased to see improved results in a difficult environment. Weather in the eastern portion of the continental U. S. was colder than normal, but the western regions were significantly warmer than normal. In this quarter, we overcame the triple challenges of this bifurcated national weather pattern, the continued sluggish economy adversely affecting our non-weather sensitive sales volumes, and uncertainty in the energy markets related to international events that produced the highest propane product cost in over a decade."

Eugene V. N. Bissell, chief executive officer of AmeriGas, added, "The combination of higher sales volumes, together with our continued emphasis on management of operating expenses and margins, produced improved results this quarter. Our employees did an outstanding job serving our customers even as the colder weather and higher commodity prices caused heating bills to increase substantially over last winter in many areas of the country."

Revenues for the quarter were $625,546,000 versus $460,122,000 a year ago, principally reflecting higher propane sales volumes as well as higher propane product costs. Operating expenses rose during the quarter mainly reflecting higher compensation, vehicle, equipment maintenance and bad debt expenses related to higher sales volumes and higher commodity prices as well as higher employee benefit and general insurance expenses.


                                   -- MORE --

AMERIGAS PARTNERS REPORTS SIGNIFICANT INCREASE IN EARNINGS                PAGE 2


AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.2 million customers from approximately 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 51% of the Partnership and individual unitholders own the remaining 49%.

AmeriGas Partners invites interested parties to listen to the live webcast of management's teleconference with the financial community about second quarter fiscal year 2003 results on Wednesday, April 30, 2003, at 4:00 PM Eastern time. The teleconference is available online live, in audio format, at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 888/203-1112, (International replay 719/457-0820) passcode 476376, until midnight ET May 4, 2003.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, the capacity to transport propane to our market areas and regional economic conditions. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

AP-04                                  ###                               4/30/03

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


                                                Three Months Ended           Six Months Ended            Twelve Months Ended
                                                     March 31,                   March 31,                   March 31,
                                             -------------------------   -------------------------   -------------------------
                                               2003          2002 (a)       2003         2002 (a)       2003       2002 (a)(b)
                                             -----------   -----------   -----------   -----------   -----------   -----------
Revenues:
  Propane                                    $   595,138   $   432,986   $ 1,005,718   $   772,134   $ 1,425,233   $ 1,155,065
  Other                                           30,408        27,136        64,859        59,373       121,717       104,886
                                             -----------   -----------   -----------   -----------   -----------   -----------
                                                 625,546       460,122     1,070,577       831,507     1,546,950     1,259,951
                                             -----------   -----------   -----------   -----------   -----------   -----------

Costs and expenses:
  Cost of sales - propane                        349,327       214,492       577,621       400,131       783,185       616,960
  Cost of sales - other                           11,334        10,122        26,406        23,670        50,119        41,574
  Operating and administrative expenses          133,923       116,368       254,869       229,484       473,194       406,544
  Depreciation                                    17,435        15,372        33,909        30,441        65,461        55,132
  Amortization                                       996         1,116         2,013         2,233         3,891        15,596
  Equity investee (income) loss                      106          (282)         (144)         (512)           80          (512)
  Other (income), net                             (3,122)       (1,710)       (4,058)       (1,316)       (6,857)       (4,988)
                                             -----------   -----------   -----------   -----------   -----------   -----------
                                                 509,999       355,478       890,616       684,131     1,369,073     1,130,306
                                             -----------   -----------   -----------   -----------   -----------   -----------
Operating income                                 115,547       104,644       179,961       147,376       177,877       129,645
Loss on extinguishments of debt                   (3,023)           --        (3,023)         (752)       (3,023)         (752)
Interest expense                                 (21,884)      (22,011)      (44,583)      (44,757)      (87,665)      (85,309)
                                             -----------   -----------   -----------   -----------   -----------   -----------
Income before income taxes                        90,640        82,633       132,355       101,867        87,189        43,584
Income tax (expense) benefit                         320           322            62          (216)          (62)         (294)
Minority interests                                (1,084)         (966)       (1,629)       (1,265)       (1,359)         (786)
                                             -----------   -----------   -----------   -----------   -----------   -----------
Net income                                   $    89,876   $    81,989   $   130,788   $   100,386   $    85,768   $    42,504
                                             ===========   ===========   ===========   ===========   ===========   ===========
General partner's interest in net income     $       899   $       820   $     1,308   $     1,004   $       858   $       425
                                             ===========   ===========   ===========   ===========   ===========   ===========
Limited partners' interest in net income     $    88,977   $    81,169   $   129,480   $    99,382   $    84,910   $    42,079
                                             ===========   ===========   ===========   ===========   ===========   ===========
Net income per limited partner unit - basic
  and diluted                                $      1.80   $      1.64   $      2.62   $      2.05   $      1.72   $      0.90
                                             ===========   ===========   ===========   ===========   ===========   ===========
Average limited partner units outstanding:
  Basic                                           49,433        49,385        49,433        48,385        49,421        46,600
                                             ===========   ===========   ===========   ===========   ===========   ===========
  Diluted                                         49,491        49,493        49,483        48,476        49,482        46,645
                                             ===========   ===========   ===========   ===========   ===========   ===========

SUPPLEMENTAL INFORMATION:

  Retail gallons sold (millions) (c)               393.4         363.4         717.6         643.7       1,061.4         937.5
  EBITDA (d)                                 $   134,084   $   120,850   $   215,739   $   179,538   $   247,309   $   199,861
  Distributable cash flow (d)                    106,095        93,433       159,321       122,834       139,025        94,212
  Capital expenditures:
    Maintenance capital expenditures               6,105         5,406        11,835        11,947        20,619        20,340
    Growth capital expenditures                   11,602         6,812        21,433        14,840        39,334        25,576


(a) Certain operating and administrative expenses associated with PPX(R) have been reclassified to cost of sales to conform to the current period presentation.

(b) Pro forma net income and net income per limited partner unit for the twelve months ended March 31, 2002 as if SFAS No. 142, "Goodwill and Other Intangible Assets," had been adopted at the beginning of that period would have been $54,290 and $1.15, respectively.

(c) Retail gallons sold in the 2003 three-, six-, and twelve-month periods include certain bulk gallons previously reflected in wholesale gallons. Prior-period gallon amounts have been adjusted to conform to the current period classification.

      (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)



      (continued)


(d) EBITDA (earnings before interest expense, income taxes, depreciation and amortization, equity investee income, loss on debt extinguishments and minority interests) and distributable cash flow (EBITDA less interest expense and maintenance capital expenditures) should not be considered as alternatives to net income (as indicators of operating performance) or as alternatives to cash flow (as measures of liquidity or ability to service debt obligations) and are not measures of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by analysts and lenders for evaluating the Partnership's operating performance and ability to meet loan covenants. In addition, EBITDA is sometimes useful for comparing operating results of companies within the propane industry. Management believes distributable cash flow is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution. The Partnership's definitions of EBITDA and distributable cash flow may be different from those used by other companies. Weather significantly impacts demand for propane and profitability because many customers use propane for heating purposes. Due to the seasonal nature of the Partnership's propane business, EBITDA and distributable cash flow for interim periods are not necessarily indicative of amounts to be expected for a full year. The following table includes a reconciliation of operating income to EBITDA and distributable cash flow for all periods presented:






                                       Three Months Ended             Six Months Ended             Twelve Months Ended
                                            March 31,                     March 31,                     March 31,
                                     ------------------------      ------------------------      ------------------------
                                       2003           2002           2003           2002           2003           2002
                                     ---------      ---------      ---------      ---------      ---------      ---------
Operating income                     $ 115,547      $ 104,644      $ 179,961      $ 147,376      $ 177,877      $ 129,645
Depreciation                            17,435         15,372         33,909         30,441         65,461         55,132
Amortization                               996          1,116          2,013          2,233          3,891         15,596
Equity investee (income) loss              106           (282)          (144)          (512)            80           (512)
                                     ---------      ---------      ---------      ---------      ---------      ---------
EBITDA                                 134,084        120,850        215,739        179,538        247,309        199,861
Interest expense                       (21,884)       (22,011)       (44,583)       (44,757)       (87,665)       (85,309)
Maintenance capital expenditures        (6,105)        (5,406)       (11,835)       (11,947)       (20,619)       (20,340)
                                     ---------      ---------      ---------      ---------      ---------      ---------
Distributable cash flow              $ 106,095      $  93,433      $ 159,321      $ 122,834      $ 139,025      $  94,212
                                     =========      =========      =========      =========      =========      =========





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